Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216452, 333-216453, 333-216486, 333-217511, and 333-217514 on Form S-3 of our report dated March 22, 2018, relating to the financial statements and financial statement schedules of Brighthouse Life Insurance Company of NY, appearing in this Annual Report on Form 10-K of Brighthouse Life Insurance Company of NY for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Charlotte, NC
March 22, 2018